UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2025
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2025 Annual Meeting of Stockholders of PayPal Holdings, Inc. (the “Company”) held on June 5, 2025 (the “Annual Meeting”), the stockholders, upon the recommendation of the Company’s Board of Directors, approved the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan” and, as amended and restated, the “Amended Equity Plan”). The Amended Equity Plan increased the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the 2015 Plan by an additional 15 million Shares.

A summary of the Amended Equity Plan was also included as part of Proposal 3 in the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 21, 2025 (the “Proxy Statement”). The summary of the Amended Equity Plan provided herein and that contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Amended Equity Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders:
1.Elected the 11 director nominees named in the Company’s Proxy Statement to serve as directors until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified.
2.Approved, on an advisory basis, the compensation of the named executive officers.
3.Approved the amendment and restatement of the 2015 Equity Incentive Award Plan.
4.Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2025.
5.Did not approve the stockholder proposal titled “Report on Charitable Giving."
6.Did not approve the stockholder proposal titled “Reduce Threshold to Call Special Meeting of Stockholders.”

Set forth below are the voting results for each matter presented at the Annual Meeting. Percentages provided are based on the votes used to determine the results for such proposal under the applicable approval standard disclosed in the Proxy Statement.

Proposal 1: Election of Directors:

Director Nominees	Votes For	% For*	Votes Against	% Against	Abstentions	Broker Non-Votes
Joy Chik	645,435,714	99.7%	1,711,780	0.3%	779,055	124,555,256
Alex Chriss	642,689,742	99.3%	4,467,127	0.7%	769,680	124,555,256
Jonathan Christodoro	636,424,282	98.3%	10,685,477	1.7%	816,790	124,555,256
Carmine Di Sibio	644,999,670	99.7%	2,089,063	0.3%	837,816	124,555,256
David W. Dorman	609,859,305	94.2%	37,249,913	5.8%	817,331	124,555,256
Enrique Lores	611,465,781	96.1%	25,099,467	3.9%	11,361,301	124,555,256
Gail J. McGovern	631,666,966	97.8%	14,038,276	2.2%	2,221,307	124,555,256
Deborah M. Messemer	645,148,810	99.7%	1,982,665	0.3%	795,074	124,555,256
David M. Moffett	626,501,800	96.8%	20,586,879	3.2%	837,870	124,555,256
Ann M. Sarnoff	645,185,426	99.7%	1,933,358	0.3%	807,765	124,555,256
Frank D. Yeary	639,681,047	98.9%	7,437,836	1.1%	807,666	124,555,256

*Percentage results reported throughout this Form 8-K may not sum due to rounding.

Each of the 11 nominees was elected to the Board, each to hold office until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation:

Votes For	582,901,538	90.0%
Votes Against	63,801,981	9.8%
Abstentions	1,223,030	0.2%
Broker Non-Votes	124,555,256

The proposal was approved.

Proposal 3: Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated:

Votes For	428,164,854	66.1%
Votes Against	218,692,662	33.8%
Abstentions	1,069,033	0.2%
Broker Non-Votes	124,555,256

The proposal was approved.

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2025:

Votes For	708,979,988	91.8%
Votes Against	62,354,251	8.1%
Abstentions	1,147,566	0.1%
Broker Non-Votes	n/a

The appointment was ratified.

Proposal 5: Stockholder Proposal: Report on Charitable Giving:

Votes For	9,210,846	1.4%
Votes Against	634,587,222	97.9%
Abstentions	4,128,481	0.6%
Broker Non-Votes	124,555,256

The proposal was not approved.

Proposal 6: Stockholder Proposal: Reduce Threshold to Call Special Meeting of Stockholders:

Votes For	284,178,682	43.9%
Votes Against	362,495,326	55.9%
Abstentions	1,252,541	0.2%
Broker Non-Votes	124,555,256

The proposal was not approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	PayPal Holdings, Inc. 2015 Incentive Award Plan, as Amended and Restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: June 9, 2025	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary